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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT.
PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY "[*]". CONFIDENTIAL INFORMATION OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                    EXHIBIT 10.5

                           MEMORANDUM OF UNDERSTANDING

     This MEMORANDUM OF UNDERSTANDING is made by and between the Utah Department of Health (DEPARTMENT) and Molina Healthcare of Utah, Inc. (MHU), effective July 1, 2002.

                                    RECITALS

A. MHU currently provides services to Medicaid beneficiaries through its Medicaid HMO Contract with the DEPARTMENT.

B. The DEPARTMENT desires to increase the number of Medicaid beneficiaries that receive services through MHU's Medicaid HMO Contract.

C. Following the Utah Legislature's reduction of MHU's rate increase, the DEPARTMENT desires to ensure MHU's financial viability in its role as a Medicaid Managed Care Contractor.

D. The DEPARTMENT requires additional time to draft a formal amendment to the MHU Medicaid HMO Contract, the parties agree to use their best efforts to develop and execute a formal amendment by August 30, 2002.

     NOW THEREFORE, the parties enter into this Memorandum of Understanding to set forth their intent and understanding until a formal amendment is developed and executed. Terms not otherwise defined herein shall have the meaning ascribed to them in the MHU Medicaid HMO Contract.

I.   MEDICAID HMO

     1. MHU will continue to provide necessary covered HMO benefits to those Medicaid beneficiaries enrolled under its Medicaid HMO Contract.
     2. The DEPARTMENT agrees to provide a no-loss guarantee to MHU by underwriting any financial losses sustained by MHU for period of twelve (12) months, beginning July 1, 2002. The parties will conduct a financial review, following the first nine (9) months, to determine whether the no-loss guarantee needs to remain in effect beyond the twelve-(12) month period.
     3. MHU's Administrative Costs shall not exceed [*] , of Total Medical Costs associated with its Medicaid HMO Contract.
     4. If MHU's costs are less than the Total Revenues received from the DEPARTMENT for its Medicaid HMO Contract, including but not limited to Premiums, MHU may retain up to 5% of its profits. Any additional profits above 5%, will be shared with the DEPARTMENT on a 50-50 basis.
     5. Pharmacy Management Incentive. The State will establish a "target" for pharmacy costs for FY 2003. The target will be the historical average cost per member per month for clients enrolled in HMOs for FY 2002. The average cost will be

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          determined for each rate cell. An overall weight average PMPM pharmacy cost will be established based on MHU's enrollment for FY 2003. The pharmacy history will be adjusted for the estimate shift for pharmacy supplies for diabetes. FY 2002 history will be inflated forward by inflation indices published by the US Department of Labor. If actual pharmacy costs are below the target for the year, the savings will be shared 50 - 50.
     6. Retroactive Reimbursement. The State will retroactively reimburse actual Medical Costs incurred by Molina for FY 2003 within 60 days of the date of service, nine percent (9%) of Medical Costs incurred will be added to the payment to cover patient management and administrative services. The State will make payment each month based on a summary of paid claims data. An interim payment will be made for the month of July 2002 based on estimated claims expense. After 120 days, the interim payment may be returned at the request of State based on the objective of establishing a 60-day delay between the date of service and the date of payment. A Final Settlement between the parties of Total Revenues shall be reconciled within six months of the completion of this agreement.

II.  MEDICAID PPO

     1. Once enrollment under the HMO contract reaches 40,000 any additional Medicaid beneficiaries enrolled in the MHU Medicaid HMO Contract will be designated as Medicaid PPO members, governed by the provisions of this section II. If HMO membership falls below 40,000, any new Medicaid enrollees assigned to MHU will be enrolled as HMO enrollees. Once the 40,000 membership level is reached, new Medicaid enrollees assigned to MHU will be enrolled as PPO enrollees.
     2. MHU will arrange for the provision of healthcare services, through its HMO contract, for those Medicaid beneficiaries enrolled on a Medicaid PPO basis. The healthcare services will be the same as the Covered Services set forth in MHU's Medicaid HMO Contract.
     3. MHU will provide all Administrative Services to its Medicaid PPO enrollees as currently provided under its Medicaid HMO product line, including but not limited to:
               .Utilization and case management
               .Claims processing
               .Member orientations, education and customer services
               .Provider network development and maintenance.
     4. MHU does not assume any financial risk associated with healthcare services provided to its Medicaid PPO enrollees.
     5. The DEPARTMENT shall reimburse MHU, all Medical Costs provided to those beneficiaries enrolled in MHU's Medicaid PPO product.
     6. The DEPARTMENT will compensate MHU an amount equal to $ [*] per PPO member per month for Administrative Services.

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     7.   Pharmacy Management Incentive. The State will establish a "target" for pharmacy costs for FY 2003. The target will be the historical average cost per member per month for clients enrolled in HMOs for FY 2002.
          The average cost will be determined for each rate cell. An overall weight average PMPM pharmacy cost will be established based on MHU's enrollment for FY 2003. The pharmacy history will be adjusted for the estimate shift for pharmacy supplies for diabetes. FY 2002 history will be inflated forward by inflation indices published by the US Department of Labor. If actual pharmacy costs are below the target for the year, the savings will be shared 50 - 50.


IN WITNESS WHEREOF, the parties sign this Memorandum of Understanding.

/s/                                      /s/
---------------------------              ---------------------------------------
Rod Betit                                G. Kirk Olsen
Executive Director                       CEO
Utah Department of Health                Molina Healthcare of Utah
30 July 2002                             30 July 2002

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